UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  July 11, 1997



                      Venture Stores, Inc.
     (Exact name of Registrant as specified in its charter)


    Delaware               1-10590              43-0914490
(State or Other          (Commission         (I.R.S.Employer
Jurisdiction of          File Number)        Identification No.)
Incorporation)


     2001 East Terra Lane, O'Fallon, Missouri    63366-0110
     (Address of Principal Executive Offices)    (Zip Code)



Registrant's telephone number, including area code: (314) 281-5500


                         Not Applicable
   (Former Name or Former Address, if Changed Since Last Report)








Item 2.   Acquisition or Disposition of Assets

On July 11, 1997 (the "Closing Date"), Venture Stores, Inc. (the "Company") sold 20 stores to Kmart Corporation ("Kmart") for a negotiated price of $38 million cash, before closing adjustments and prepaid rent for the post closing inventory liquidation period. Kmart also assumed as of the Closing Date certain specified liabilities of the Company, including obligations under the leases relating to 17 of the stores. The assets purchased by Kmart include three stores that were owned by the Company and the transfer of leases for 17 stores that were held under leases. In addition, the sale included substantially all personal property, other than inventory, located in the stores. The stores being sold include five in the Dallas-Ft. Worth area, ten in Houston, two in Indianapolis, and one each in Des Moines, Iowa, Waterloo, Iowa, and Tulsa, Oklahoma. Kmart will assume occupancy of the stores by September 15, 1997. In connection with the sale, the Company will take a nonrecurring pre-tax charge of approximately $64 million in the second quarter of 1997 for costs associated with selling and closing the stores and liquidating the inventory.




Item 7.   Financial Statements and Exhibits


(a)  Financial Statements of Business Acquired.

     Not applicable.


(b)  Pro Forma Financial Information

     The following unaudited pro forma condensed consolidated financial statements are filed with this report:

     Pro Forma Condensed Balance Sheet as of April 26, 1997
     Pro Forma Condensed Statement of Earnings:
          Year Ended January 25, 1997
          13 Weeks Ended April 26, 1997

The Pro Forma Condensed Balance Sheet of the Company as of April 26, 1997 reflects the financial position of the Company after giving effect to the disposition of the assets discussed in Item 2 and assumes the disposition took place on April 26, 1997. The Pro Forma Condensed Statement of Earnings for the fiscal year ended January 25, 1997 and the 13 weeks ended April 26, 1997 assume the disposition occurred on January 28, 1996, and are based on the pro forma operations of the Company for the year ended January 25, 1997 and 13 weeks ended April 26, 1997.

The unaudited pro forma condensed financial statements have been prepared by the Company based upon assumptions deemed appropriate. The unaudited pro forma condensed financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations that would have actually occurred had the transaction been in effect as of the date or for the periods presented. In addition, it should be noted that the Company's financial statements will reflect the disposition only from July 11, 1997, the Closing Date.

The Company will incur a nonrecurring charge of approximately $64 million in the second quarter of 1997 for costs associated with selling and closing the stores and liquidating the inventory. The unaudited Pro Forma Condensed Statement of Earnings for the fiscal year ended January 25, 1997 and the 13 weeks ended April 26, 1997 do not reflect the effect of this charge.

The unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements and related notes of the Company.


(c)  Exhibits

     2 Asset Purchase Agreement ("Asset Purchase Agreement") between Kmart Corporation and Venture Stores, Inc.
          dated as of July 2, 1997

          Exhibits and schedules contained in the Asset Purchase Agreement are not filed herewith. Such exhibits and schedules are listed and described in the table of contents of the Asset Purchase Agreement. The Company undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.









                           SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                VENTURE STORES, INC.
                                   (Registrant)



                              By: /s/ Russell E. Solt
                                Name:  Russell E. Solt
                                Title: Executive Vice President -
                                         Administration and
                                         Chief Financial Officer


Date: July 25, 1997







                      Pro Forma Financial Information

                           Venture Stores, Inc.
          Pro Forma Condensed Balance Sheet as of April 26, 1997
                                (Unaudited)
(thousands)

                                                   Pro Forma
                                    Historical   Adjustments(a)  Pro Forma


ASSETS
Current assets:
   Cash and cash equivalents       $    14,487   $              $   14,487
   Accounts receivable, net             12,937                      12,937
   Merchandise inventories             320,065      (47,772)(b)    272,293
   Income taxes receivable                 946                         946
   Other current assets                  8,113        2,000 (c)     10,113

Total current assets                   356,548      (45,772)       310,776

Property and equipment, net            357,379     (102,139)(d)    255,240

Deferred income taxes                    6,992       (2,030)(e)      4,962
Other assets                            10,269                      10,269

TOTAL ASSETS                       $   731,188   $ (149,941)    $  581,247

LIABILITIES AND SHAREHOLDERS'
INVESTMENT
Current liabilities:
   Short-term debt                 $   167,903   $  (51,983)(f) $  115,920
   Current maturities of long-
     term debt                           4,341                       4,341
   Deferred income taxes                 4,962                       4,962
   Accounts payable                    129,623                     129,623
   Accrued expenses                     59,882       (3,964)(b)     55,918

Total current liabilities              366,711      (55,947)       310,764

Long-term debt                         178,031      (28,064)(g)    149,967
Other liabilities                        3,770                       3,770

Deferred gain on sale/leaseback         18,710                      18,710

Shareholders' investment               163,966      (65,930)(h)     98,036

TOTAL LIABILITIES AND SHAREHOLDERS'
  INVESTMENT                       $   731,188   $ (149,941)    $  581,247




(a) In the above pro forma adjustments, all closing costs and associated liabilities paid, resulting from the transaction, were assumed to reduce the net proceeds received from the sale.
(b) Reflects the liquidation of inventory and payment of certain liabilities as a result of the sale.
(c) Reflects occupancy costs for the post-closing liquidation period which were prepaid at closing.
(d) Represents the net book value of property and equipment sold in the transaction.
(e) Reflects the establishment of a valuation allowance to reduce deferred tax assets to the amount expected to be realized due to the loss incurred related to this transaction.
(f) Reflects the net cash proceeds received from the sale plus the cash received from the liquidation of inventories.
(g) Reflects the prepayment of $5,754 of mortgage notes from the proceeds of the sale and a reduction in the financing obligation from sale/leaseback transactions as a result of Kmart assuming certain of these obligations.
(h) Reflects the nonrecurring charge for costs associated with this transaction.






                     Pro Forma Financial Information

                           Venture Stores, Inc.
                 Pro Forma Condensed Statement of Earnings
                   For the Year Ended January 25, 1997
                                (Unaudited)

(thousands, except per share data)

                                                Pro Forma
                                 Historical    Adjustments    Pro Forma


Net Sales                        $1,485,759    $ (227,802)(a)  $1,257,957

Costs and expenses:
  Cost of merchandise sold        1,165,325      (179,601)(a)     985,724
  Selling, general,
    administrative and
    other expenses                  387,173       (60,234)(a)     326,939
  Net interest expense               27,576        (4,760)(b)      22,816

Earnings (loss) before income
  taxes                             (94,315)       16,793         (77,522)
Income tax provision (benefit)      (35,837)       15,509 (c)     (20,328)

NET EARNINGS (LOSS)              $  (58,478)   $    1,284      $  (57,194)

Dividends on preferred stock          2,500                         2,500

NET EARNINGS (LOSS) AVAILABLE
  TO COMMON SHAREOWNERS          $  (60,978)   $    1,284      $  (59,694)


EARNINGS (LOSS) PER
  COMMON SHARE                   $    (3.38)                   $    (3.31)


AVERAGE COMMON SHARES
  OUTSTANDING                        18,025                        18,025


(a) To eliminate the store operating results of the 20 stores sold for the entire period presented.
(b) To adjust interest expense to reflect decreases in short-term debt and long-term debt utilizing the average interest rates in effect during the period.
(c) To adjust income taxes for the limit on the benefit that could be realized based on the valuation allowance that would have been recorded against the deferred tax asset if the transaction had occurred on January 28, 1996.





                     Pro Forma Financial Information

                           Venture Stores, Inc.
                 Pro Forma Condensed Statement of Earnings
                  For the 13 Weeks Ended April 26, 1997
                                (Unaudited)

(thousands, except per share data)

                                               Pro Forma
                                Historical    Adjustments      Pro Forma


Net Sales                        $  314,438    $  (51,238)(a)  $  263,200

Costs and expenses:
  Cost of merchandise sold          242,416       (39,574)(a)     202,842
  Selling, general,
    administrative and
    other expenses                   89,059       (14,097)(a)      74,962
  Net interest expense                7,781        (1,239)(b)       6,542

Earnings (loss) before income
  taxes and extraordinary item      (24,818)        3,672         (21,146)
Income tax provision (benefit)       (9,312)        9,513 (c)         201

NET EARNINGS (LOSS) BEFORE
  EXTRAORDINARY ITEM                (15,506)       (5,841)        (21,347)

Dividends on preferred stock            625                           625

NET EARNINGS (LOSS) AVAILABLE
  TO COMMON SHAREOWNERS
  BEFORE EXTRAORDINARY ITEM      $  (16,131)   $   (5,841)     $  (21,972)


EARNINGS (LOSS) PER COMMON
  SHARE BEFORE EXTRAORDINARY
  ITEM                           $    (0.88)                   $    (1.20)


AVERAGE COMMON SHARES
  OUTSTANDING                        18,266                        18,266


(a) To eliminate the store operating results of the 20 stores sold for the entire period presented.
(b) To adjust interest expense to reflect decreases in short-term debt and long-term debt utilizing the average interest rates in effect during the period.
(c) To adjust income taxes for the limit on the benefit that could be realized based on the valuation allowance that would have been recorded against the deferred tax asset if the transaction had occurred on January 28, 1996. The remaining income tax provision is for certain state taxes.